UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2020

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of 3D Systems Corporation (the “Company”) adopted a revised 2020 annual incentive compensation program (the “Revised Bonus Plan”) for the Company’s key executives, including its named executive officers. The Revised Bonus Plan supersedes and replaces the 2020 Annual Incentive Plan previously adopted by the Committee in February 2020 (the “Prior Bonus Plan”), which plan was consistent in all material respects with the annual incentive plans established by the Committee in previous years.

The Committee considered the impact of the COVID-19 pandemic on the Company’s business operations, the Company’s new strategic focus on accelerating the adoption of additive manufacturing solutions for applications in growing markets, and the reorganization of the Company’s leadership team under new President and Chief Executive Officer, Dr. Jeffrey Graves, and determined that it was in the best interests of the Company and stockholders to replace the performance criteria in the Prior Bonus Plan because those criteria no longer appropriately motivated its key executives to achieve the Company’s goals and objectives. The Revised Bonus Plan focuses on incentivizing employees, including its named executive officers, to execute on resizing and cost-reduction objectives established to support the Company’s restructuring efforts to position the Company to achieve its profitability and growth objectives in 2021 and beyond.

The Revised Bonus Plan provides for potential cash incentive payments based on achievement of cost-reduction goals during the third and fourth quarters of 2020, subject to the terms of certain executive employment agreements. The Company will accrue an amount to fund payout of the Revised Bonus Plan at target, with funding above target dependent upon the Company’s achievement of a minimum specified adjusted EBITDA for the second half of 2020. The target payouts as percentages of salary remained consistent with the Prior Bonus Plan; however, since the Revised Bonus Plan will be based on the performance during the second half of 2020, target payout amounts are prorated for the partial year and will be 47% of the target amounts that could have been earned under the Prior Bonus Plan. The funding levels for the achievement of the resizing and cost-reduction goals range from 0% to 120% of the second half target payout (0% to 56.4% of the full year target payout), depending on the achievement of such goals as certified by the Committee in early 2021. Under the Prior Bonus Plan, the maximum payouts were 150% of the target payout.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: September 25, 2020
By: /s/ Andrew M. Johnson
(Signature)
Name: Andrew M. Johnson
Title: Executive Vice President, Chief Legal Officer and Secretary